UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2008

TraceGuard Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50329	98-0370398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Avenue, 9th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 401-5969

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On June 12, 2008, TraceGuard Technologies, Inc. (the “Company”) entered into subscription agreements with several individual subscribers, pursuant to which the Company agreed to sell an aggregate of 1,919,219 “Units” in an offshore private placement (the “Offering”). Each Unit is comprised of one share of common stock, par value $.001 per share (“Common Stock”), and one warrant to purchase one share of Common Stock with an exercise price of $0.80 and a term of exercise of 3 years. In the aggregate, the Offering involves the sale of 1,919,219 shares of Common Stock and warrants (the “Warrants”) to purchase 1,919,219 shares of Common Stock. Each Unit will be issued for a purchase price of $0.15 and the gross proceeds from the Offering will be approximately $287,883, before deduction of transaction expenses. The Warrants may be cashlessly exercised by the holder. The form of the Subscription Agreement and the form of the Warrant in the Offering are included as exhibits to this Form 8-K.

The aforementioned securities were issued without registration in reliance upon the exemption afforded by the provisions of Regulation S, as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, based on the fact that, at the time of the offer and sale of such securities to each subscriber, such subscriber was not inside the U.S., and in reliance on such subscriber’s representations that it was not a “U.S. person” (as defined in Regulation S) and it was not acquiring the securities for the account or benefit of any U.S. person. In addition, the securities bear a Regulation S restrictive legend.

The information contained in this Form 8-K does not constitute an offer of any securities for sale. In addition, the securities issued or issuable in the transactions described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.02.	Departure of Directors or Certain Officers.

(b)  On June 12, 2008, the Company received notice from Gil Perlberg, the Vice President of Product Management and Engineering of the Company, that he intends to resign from his position with the Company, which resignation shall be effective on a not yet determined date in the near future. In the most recent Form 10-KSB of the Company, Mr. Perlberg was listed as a “named executive officer.”

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Subscription Agreement between TraceGuard Technologies, Inc. and Subscriber.

10.2	Form of Warrant to Purchase Common Stock of TraceGuard Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 18, 2008

TRACEGUARD TECHNOLOGIES, INC.

By:	/s/ David Ben-Yair
Name: David Ben-Yair Title: Chief Financial Officer